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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-32734) and in the related prospectus and Registration Statements (Forms S-8 Numbers 333-86155 and 333-86154) pertaining to the 1995 Stock Option Plan, the 1995 Non-Employee Directors' Stock Option Plan, and the 1995 Employee Stock Purchase Plan of Molecular Devices Corporation of our report dated January 18, 2000, with respect to the consolidated financial statements and schedule of Molecular Devices Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                 /s/ ERNST & YOUNG LLP



Palo Alto, CA
March 28, 2000